Exhibit 99.1

ARALEZ REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

-2Q 2017 Net Revenues of $27.6 Million, a $15.0 Million Increase Compared to 2Q 2016 -

-First Half 2017 Net Revenues of $53.6 Million, a $33.0 Million Increase Compared to First Half 2016-

Mississauga, Ontario — August 9, 2017 — Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) (“Aralez” or the “Company”) today announced financial results for the second quarter and first half of 2017. The Company also highlighted certain corporate and commercial updates. All figures are in U.S. dollars.

“We are pleased to report solid revenue and commercial progress across our business for the second quarter of 2017,” said Adrian Adams, Chief Executive Officer of Aralez. “We are also delighted with the strength of the early launch metrics for Zontivity® and are pleased that, within weeks of our national launch we have already reached all-time high prescription levels. We are seeing encouraging progress with Yosprala® and remain pleased with the stability and performance of the Toprol-XL® franchise. The Canadian business has also delivered strong quarter over quarter growth with the Blexten™ launch significantly exceeding our expectations. Based on the overall solid performance of our portfolio, we currently expect to finish the year toward the upper end of our 2017 guidance range for net revenue. We also remain focused on enhancing our financial flexibility by creating a strategic pathway to reduce our debt balance and corresponding cash interest payments, to further extend our cash runway.”

Corporate Updates:

•                  On June 27, 2017, the Company announced that the United States District Court for the District of New Jersey upheld the validity of two patents covering Vimovo® (naproxen/esomeprazole magnesium) owned by a subsidiary of Aralez and licensed to Horizon Pharma, and further held that each defendant would infringe at least one of the two Aralez subsidiary’s patents with their proposed generic naproxen/esomeprazole magnesium products.

•                  On June 8, 2017, the Company commenced the national U.S. launch of Zontivity, which is now being promoted by a full complement of 75 sales representatives deployed to high volume physicians who treat post-myocardial infarction (MI) and peripheral artery disease (PAD) patients. Aralez is positioning Zontivity for patients with PAD and/or patients with a history of MI without a history of stroke or transient ischemic attack (TIA), and with a more focused targeting on persistent vascular risk within these specific populations, including patients with PAD, patients with diabetes and/or patients who are smokers.

•                  As previously announced, during the second quarter of 2017 the Company reduced its U.S. sales force by 32% and implemented a cost savings program with the objective of improving the Company’s cost structure and preserving financial flexibility. The Company is currently on track in executing this cost savings program with the majority of savings expected in the second half of 2017.

Financial Summary

Aralez’s financial results for the three and six months ended June 30, 2016 include the operations of Tribute Pharmaceuticals Canada Inc. (Tribute) from February 5, 2016, the closing date of the Pozen Inc. and Tribute merger transaction (the “Merger”), through June 30, 2016, but do not include the results of Zontivity or

Toprol-XL and its currently marketed authorized generic (collectively, the Toprol-XL franchise) as these acquisitions were completed on September 6, 2016 and October 31, 2016, respectively.

Aralez’s financial results for the three and six months ended June 30, 2017 include the results of Tribute, Zontivity and the Toprol-XL franchise. Revenues for Zontivity were previously recorded in other revenues net of related cost of product revenues and fees paid during the transition service period, which expired on March 31, 2017. Effective March 31, 2017, revenues for Zontivity are recorded in net product revenues. Revenues for the Toprol-XL franchise are recorded in other revenues net of related cost of product revenues and fees paid during the transition service period, which will expire on December 31, 2017.

Second Quarter 2017

Total revenues for the three months ended June 30, 2017 were $27.6 million compared to $12.6 million for the three months ended June 30, 2016. Net product revenues of $8.8 million for the three months ended June 30, 2017 primarily related to the product portfolio acquired with the acquisition of Tribute as well as net product revenues from Zontivity, Yosprala and Fibricor®. Other revenues of $18.9 million for the three months ended June 30, 2017 were comprised of net revenues from the Toprol-XL franchise acquisition, license fee revenue recognized in the second quarter of 2017 in connection with a license agreement executed in May 2017, and Vimovo royalties.  Net product revenues of $7.4 million for the three months ended June 30, 2016 related to the Tribute product portfolio acquired in the Merger. Other revenues of $5.2 million for the three months ended June 30, 2016 were comprised solely of Vimovo royalties.

Selling, general and administrative costs were $32.2 million for the three months ended June 30, 2017 compared to $22.7 million for the three months ended June 30, 2016. The increase was primarily due to increased costs related to the overall increase in the Company’s U.S. sales force, the build-up of which began in the second half of 2016, notwithstanding the reduction in sales force in the second quarter of 2017, and increased promotional expenses to support the commercialization of Yosprala and relaunch of Zontivity in the U.S. during the second quarter of 2017.

Net loss in the second quarter of 2017 was $27.5 million, or $0.42 per diluted share, compared to net loss of $17.5 million, or $0.27 per diluted share, in the second quarter of 2016. Adjusted EBITDA in the second quarter of 2017 was ($3.3) million compared to ($11.4) million in the second quarter of 2016.

First Half 2017

Total revenues for the first half of 2017 were $53.6 million compared to $20.6 million for the first half of 2016. Net product revenues of $15.5 million for the first half of 2017 primarily related to the product portfolio acquired with the acquisition of Tribute as well as net product revenues from Zontivity, Yosprala and Fibricor. Other revenues of $38.1 million for the first half of 2017 were primarily comprised of net revenues from the Toprol-XL franchise, license fee revenue recognized in the second quarter of 2017 in connection with a license agreement executed in May 2017, and Vimovo royalties. Net product revenues of $10.9 million for the first half of 2016 related to the Tribute product portfolio acquired in the Merger. Other revenues of $9.7 million for the first half of 2016 were comprised solely of Vimovo royalties.

Selling, general and administrative costs were $63.1 million for the first half of 2017 compared to $60.2 million for the first half of 2016. The increase in 2017 was primarily due to increased costs related to the overall increase in the Company’s U.S. sales force, the build-up of which began in the second half 2016, notwithstanding the reduction in sales force in the second quarter of 2017, and increased promotional expenses to support the commercialization of Yosprala and Zontivity relaunch in the U.S. during the first half of 2017. The increased costs in 2017 were partially offset by costs related to the Merger in the prior year.

Net loss in the first half of 2017 was $55.0 million, or $0.83 per diluted share, compared to net loss of $51.3 million, or $0.96 per diluted share, in the first half of 2016. Adjusted EBITDA in the first half of 2017 was ($7.0) million compared to ($22.5) million in the first half of 2016.

Balance Sheet

As of June 30, 2017, approximately 66.8 million of the Company’s common shares were issued and outstanding and the Company had cash and cash equivalents of approximately $55.8 million. The Company currently believes it has sufficient cash to fund operations for at least the next 12 months.

Second Quarter Results Webcast

Aralez will host a webcast this morning, August 9, 2017 at 9:00 a.m. ET to present second quarter 2017 results. The webcast can be accessed live and will be available for replay at www.aralez.com.

Conference Call Details

Date: Wednesday, August 9, 2017

Time: 9:00 a.m. ET

Dial-in (U.S.): 877-407-8037

Dial-in (International): 201-689-8037

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular, pain and other specialty areas. Aralez’s Global Headquarters is in Ontario, Canada, the U.S. Headquarters is in Princeton, New Jersey and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures, including Adjusted EBITDA (as defined below). These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP).

Adjusted EBITDA for the Company is defined as net income (loss) before income taxes, interest expense and financing costs, depreciation and amortization, share-based compensation, gains or losses related to warrants, changes to the fair value of contingent consideration, restructuring costs, retention and severance costs, impact of an acquisition of a business or product, transaction costs related to (i) acquisitions (ii) business development opportunities and (iii) debt refinancing options, acquired in-process R&D, tax equalization payments, interest income, the impact of changes in foreign currency rates, asset impairment charges, losses or gains on sale of assets, losses or gains on extinguishment or modification of debt and the impact of a sale or disposition of a business or product, including discontinued operations.

Management believes this non-GAAP information is useful for investors, taken in conjunction with GAAP financial statements, because it provides greater transparency regarding the Company’s operating performance by excluding (i) non-cash expenses that are substantially dependent on changes in the market price of the Company’s common shares, and (ii) discrete items, such as merger and acquisition costs, transaction costs related to acquisitions, business development opportunities and debt refinancing options, and severance and retention expenses, that may not be consistently recurring. Management uses these measures, among other factors, to assess and analyze operational results and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding the launch of Zontivity, including the strength of the early launch metrics and the Company’s positioning and targeting for the product, encouraging progress with Yosprala, the stability and performance of the Toprol-XL franchise, the Blexten launch significantly exceeding expectations, that the Company currently expects to finish the year toward the upper end of its 2017 guidance range for net revenue, the Company’s focus on enhancing its financial flexibility by creating a strategic pathway to reduce its debt balance and corresponding cash interest payments, to further extend its cash runway, the Company’s cost savings program with the objective of improving the Company’s cost structure and preserving financial flexibility, including that the Company is currently on track in executing this cost savings program with the majority of savings expected in the second half of 2017, that the Company currently believes it has sufficient cash to fund operations for at least the next 12 months, the outlook for the Company’s future business and financial performance, the Company’s strategies, plans, objectives, goals, prospects, future performance or results of current and anticipated products, and other statements that are not historical facts, and such statements are typically identified by use of terms such as “may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those estimates and assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements.  Material factors, risks or assumptions that were applied or taken into account in providing financial guidance for the year ending December 31, 2017, which is set forth in our first quarter 2017 earnings press release dated May 9, 2017 and is referred to in part in this press release, include, but are not limited to, (i) successfully integrating Zontivity and the Toprol-XL franchise, (ii) expected costs to support the commercialization efforts with respect to Yosprala, Fibricor, Zontivity, the Toprol-XL franchise and the Canadian product portfolio as well as expected costs to support the global corporate structure, (iii) the exclusion of any impact from additional potential strategic business transactions, such as mergers, acquisitions, divestures, or financings that may be consummated, (iv) an increase in prescription trends and revenues for both Yosprala and Zontivity in 2017 relative to 2016, (v) with respect to the Toprol-XL franchise, pricing with respect to the AG business at or near current levels and pricing with respect to VA business as reflected in our modified VA National Contract, (vi) our ability to source, qualify and maintain suppliers for our drugs, including for Yosprala, (vii) our ability to mitigate legal and regulatory risks and uncertainties, including ongoing litigation related to Vimovo and Yosprala, that may negatively impact our expectations regarding our products and product candidates, (viii) future performance of our commercialization partners being in line with our expectations and the impact such performance is anticipated to have being consistent with our expectations with respect to our revenue projections, (ix) currency rates remaining at or near current levels for the remainder of fiscal 2017, (x) ongoing operational activities to manage expenses and improve profitability; and (xi) prescription trends, competition, pricing levels, inventory, and the anticipated timing of future product launches and events remaining in line with management’s current beliefs. Readers are cautioned that actual future operating results and economic performance of the Company, including with respect to our net revenues and Adjusted EBITDA for the year ending December 31, 2017, are subject to a number of risks and uncertainties, including, among other things, those described below, and could differ materially from what is currently expected as set out in this press release.

In addition, the Company’s operations and 2017 financial guidance involve risks and uncertainties, many of which are outside of the Company’s control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause the Company’s actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, the Company’s inability to maintain a sales force of sufficient scale for the commercialization of its products in a timely and cost-effective manner; the Company’s failure to successfully commercialize its products and product candidates; competition, including increased generic competition; costs and delays in the development and/or approval of the Company’s product candidates, including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of the Company’s product candidates for all expected indications or in all targeted territories; with respect to certain products, dependence on reimbursement from third-party payors and the possibility of a failure to obtain coverage or reduction in the extent of reimbursement; the inability to maintain or enter into, and the risks resulting from the Company’s dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including the Company’s dependence on AstraZeneca AB and Horizon Pharma USA, Inc. for the sales and marketing of Vimovo, the Company’s dependence on Patheon Pharmaceuticals Inc. for the manufacture of Yosprala, the Company’s dependence on a subsidiary of Merck & Co. for the supply of Zontivity and the Company’s dependence on AstraZeneca AB for the manufacture and supply of Toprol-XL and its currently marketed authorized generic (AG); the Company’s dependence on maintaining and renewing contracts with customers, distributors and other counterparties (certain of which may be under negotiation from time to time), including the Company’s inability to renew existing contracts on favorable terms, and the risks that we may not be able to maintain the Company’s existing terms with certain customers, distributors and other counterparties; the Company’s ability to protect its intellectual property and defend its patents, including if generic competitors successfully appeal the recent District Court decision with respect to certain Vimovo patents; regulatory obligations and oversight; failure to successfully identify, execute, integrate, maintain and realize expected benefits from new acquisitions, such as the acquisitions of Tribute, Zontivity and Toprol-XL and its AG; failure to realize the expected benefits of the Company’s initiatives to reduce costs and improve profitability; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in laws and regulations, including tax laws and unanticipated tax liabilities and regulations regarding the pricing of pharmaceutical products; risks related to the Company’s financing and liquidity; general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission (SEC) filings and reports and Canadian securities law filings, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its

Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, which will be available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in the Company’s future reports filed with the SEC and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Aralez Pharmaceuticals US Inc. Contact:

Nichol L. Ochsner

Executive Director, Investor Relations & Corporate Communications

732-754-2545

nochsner@aralez.com

Financial Tables to Follow

ARALEZ PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Product revenues, net	$8,768	$7,375	$15,454	$10,940
Other revenues	18,850	5,203	38,133	9,695
Total revenues, net	27,618	12,578	53,587	20,635
Costs and expenses:
Cost of product revenues (exclusive of amortization shown separately below)	2,948	3,360	5,704	5,898
Selling, general and administrative	32,234	22,731	63,080	60,190
Research and development	728	1,474	822	5,886
Amortization of intangible assets	8,534	2,134	17,047	3,406
Change in fair value of contingent consideration	3,594	—	8,037	—
Total costs and expenses	48,038	29,699	94,690	75,380
Loss from operations	(20,420)	(17,121)	(41,103)	(54,745)
Interest expense	(6,727)	(593)	(13,380)	(900)
Other income (expense), net	109	(270)	520	4,527
Loss before income taxes	(27,038)	(17,984)	(53,963)	(51,118)
Income tax expense (benefit)	482	(509)	1,034	145
Net loss	$(27,520)	$(17,475)	$(54,997)	$(51,263)

Basic net loss per common share	$(0.42)	$(0.27)	$(0.83)	$(0.88)
Diluted net loss per common share	$(0.42)	$(0.27)	$(0.83)	$(0.96)
Shares used in computing basic net loss per common share	66,110	64,360	65,901	58,258
Shares used in computing diluted net loss per common share	66,110	64,363	65,901	58,362

ARALEZ PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$55,776	$64,943
Accounts receivable, net	9,548	20,405
Inventory	4,994	4,548
Prepaid expenses and other current assets	4,164	2,435
Property and equipment, net	8,061	7,316
Goodwill	79,202	76,694
Other intangible assets, net	325,359	340,194
Other long-term assets	1,409	842
Total assets	$488,513	$517,377

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$24,494	$8,833
Accrued expenses	28,916	32,141
Short-term contingent consideration	9,151	10,430
Other current liabilities	4,268	5,870
Long-term debt	274,494	274,441
Deferred tax liability	3,386	3,273
Long-term contingent consideration	65,815	60,685
Other long-term liabilities	2,962	2,218
Total liabilities	413,486	397,891
Total shareholders’ equity	75,027	119,486
Total liabilities and shareholders’ equity	$488,513	$517,377

ARALEZ PHARMACEUTICALS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited; in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net Loss	$(27,520)	$(17,475)	$(54,997)	$(51,263)
Share-based compensation	2,953	2,633	5,777	6,543
Severance and retention	863	606	925	1,700
Depreciation and amortization expense	8,902	2,170	17,777	3,481
Interest expense	6,727	593	13,380	900
Accretion of contingent consideration	3,594	—	8,037	—
Change in fair value of warrant liability	—	(159)	(24)	(4,740)
Transaction related expenses	782	317	1,605	8,500
Excise tax equalization payments	—	—	—	12,043
Other (income) expense, net	(109)	429	(496)	213
Income tax expense	482	(509)	1,034	145
Adjusted EBITDA	$(3,326)	$(11,395)	$(6,982)	$(22,478)